Exhibit 1
Joint Filing Agreement
     Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.
Dated:  October 30, 2009

CLAYTON, DUBILIER & RICE FUND VIII, L.P.

By: CD&R Associates VIII, Ltd., its general partner

/s/ Theresa A. Gore Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R FRIENDS & FAMILY FUND VIII, L.P.

By: CD&R Associates VIII, Ltd., its general partner

By: Name: Title:	/s/ Theresa A. Gore Theresa A. Gore Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VIII, LTD.

By: Name:	/s/ Theresa A. Gore Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VIII, L.P.

By: CD&R Investment Associates VIII, Ltd., its general partner

By: Name:	/s/ Theresa A. Gore Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary

CD&R Investment Associates VIII, Ltd.

By: Name:	/s/ Theresa A. Gore Theresa A. Gore
Title:	Vice President, Treasurer and Assistant Secretary